Exhibit 99.1

Ambarella, Inc. Announces Second Quarter Fiscal 2014 Results

Revenue up 35% Year over Year

Contact:

Deborah Stapleton

650.470.4200

deb@stapleton.com

September 5, 2013 -Santa Clara, CA – Ambarella, Inc. (NASDAQ: AMBA), a leading developer of low-power, HD video compression and image processing semiconductors, today announced financial results for its fiscal second quarter ended July 31, 2013.

Revenue for the second quarter of fiscal 2014 was $37.7 million, up 35% from $28.0 million in the same period in fiscal 2013. For the six months ended July 31, 2013, revenue was $71.7 million, up 33% from $53.9 million for the six months ended July 31, 2012.

Gross margin under U.S. generally accepted accounting principles (GAAP) for the second quarter of fiscal 2014 was 61.8%, compared with 69.1% for the same period in fiscal 2013. For the six months ended July 31, 2013, GAAP gross margin was 62.8%, compared with 70.0% for the six months ended July 31, 2012.

GAAP net income for the second quarter of fiscal 2014 was $6.3 million, or $0.21 per diluted ordinary share, compared with GAAP net income of $5.2 million, or $0.19 per diluted ordinary share, for the same period in fiscal 2013. GAAP net income for the six months ended July 31, 2013 was $11.0 million, or $0.37 per diluted ordinary share. This compares with GAAP net income of $7.8 million, or $0.26 per diluted ordinary share, for the six months ended July 31, 2012.

Gross margin on a non-GAAP basis for the second quarter of fiscal 2014 was 61.9%, compared with 69.2% for the same period in fiscal 2013. For the six months ended July 31, 2013, non-GAAP gross margin was 62.9%, compared with 70.1% for the six months ended July 31, 2012.

Non-GAAP net income for the second quarter of fiscal 2014 was $7.7 million, or $0.26 per diluted ordinary share. This compares with non-GAAP net income of $6.2 million, or $0.23 per diluted ordinary share for the same period in fiscal 2013. Non-GAAP net income for the six months ended July 31, 2013 was $13.9 million, or $0.47 per diluted ordinary share. This compares with non-GAAP net income of $9.6 million for the six months ended July 31, 2012, or $0.34 per diluted ordinary share.

Ambarella reports gross margin, net income and earnings per share in accordance with GAAP and, additionally, on a non-GAAP basis. Non-GAAP financial information excludes stock-based compensation expense and the associated tax impact. A reconciliation of the GAAP to non-GAAP gross margin, net income and earnings per share numbers, as well as a description of the items excluded from the non-GAAP calculations, is included in the financial statements portion of this press release.

Cash and cash equivalents at the end of the second fiscal quarter of 2014 were $118.3 million, compared with $104.3 million at the end of the immediately preceding quarter and $65.2 million at the end of the same quarter a year ago.

“We continue to be very pleased with our progress, with second quarter revenue of $37.7 million, up 35% over the $28 million we reported in the same period a year ago,” said Fermi Wang, President and CEO of Ambarella. “We continue to enjoy solid success in professional and consumer IP security markets, where we are delivering cost effective, feature rich solutions for technically demanding products. In addition to our security market success, our wearable sports and automotive camera markets continue to grow, contributing to our strong year-over-year growth.”

Quarterly Conference Call

Ambarella plans to hold a conference call at 5 p.m. Eastern Time / 2 p.m. Pacific Time today with Fermi Wang, Chief Executive Officer, and George Laplante, Chief Financial Officer, to discuss second quarter fiscal 2014 results. The call can be accessed by dialing 877-304-8963 in the USA; international callers should dial 760-666-4834, participant passcode: 33440884. Please dial in ten minutes prior to the scheduled conference call time. A live and archived webcast of the call will be available on Ambarella’s website at http://www.ambarella.com/ for up to 30 days after the call.

About Ambarella

Ambarella, Inc. (NASDAQ: AMBA), is a leading developer of low-power, high-definition (HD) video compression and image processing solutions. The company’s products are used in a variety of HD cameras including security IP-cameras, wearable sports cameras, and automotive video camera recorders. Ambarella technology is also used in television broadcasting with TV programs being transmitted worldwide using Ambarella compression chips. For more information about Ambarella, please visit www.ambarella.com.

“Safe harbor” statement under the Private Securities Litigation Reform Act of 1995

This press release contains forward-looking statements that are not historical facts and often can be identified by terms such as “outlook,” “projected,” “intends,” “will,” “estimates,” “anticipates,” “expects,” “believes,” “could,” or similar expressions, including the comments of our CEO relating to expansion of our target markets and the ability of our technology and product features to gain market acceptance and design wins. The achievement or success of the matters covered by such forward-looking statements involves risks, uncertainties and assumptions. Our actual results could differ materially from those predicted or implied, and reported results should not be considered as an indication of our future performance.

The success of our business is subject to risks and uncertainties that include, but are not limited to, risks associated with revenue being generated from new customers or design wins, neither of which is assured; our growth strategy; our ability to anticipate future market demands and future needs of our customers; our plans for future products; our ability to retain and expand customer relationships and to achieve design wins; our ability to successfully enter new markets; anticipated trends and challenges, including competition, in the markets in which we operate; our ability to effectively manage growth; our ability to retain key employees; and the potential for intellectual property disputes or other litigation.

Further information on these and other factors that could affect our financial results is included in the company’s Annual Report on Form 10-K, which is on file with the Securities and Exchange Commission. Additional information will also be set forth in the company’s quarterly reports on Form 10-Q, future annual reports on Form 10-K and other filings the company makes with the Securities and Exchange Commission from time to time, copies of which may be obtained by visiting the Investor Relations portion of our web site at www.ambarella.com or the SEC’s web site at www.sec.gov. Undue reliance should not be placed on the forward-looking statements in this release, which are based on information available to us on the date hereof. The results we report in our Quarterly Report on Form 10-Q for the fiscal quarter ended July 31, 2013 could differ from the preliminary results announced in this press release.

Ambarella assumes no obligation and does not intend to update the information contained in this press release, except as required by law.

Non-GAAP Financial Measures

The company has provided in this release non-GAAP financial information including non-GAAP gross margin, net income, and earnings per share, as a supplement to the condensed consolidated financial statements, which are prepared in accordance with generally accepted accounting principles (“GAAP”). Management uses these non-GAAP financial measures internally in analyzing the company’s financial results to assess operational performance and liquidity. The company believes that both management and investors benefit from referring to these non-GAAP financial measures in assessing its performance and when planning, forecasting and analyzing future periods. Further, the company believes these non-GAAP financial measures are useful to investors because they allow for greater transparency with respect to key financial metrics that the company uses in making operating decisions and because the company believes that investors and analysts use them to help assess the health of its business and for comparison to other companies. Non-GAAP results are presented for supplemental informational purposes only for understanding the company’s operating results. The non-GAAP information should not be considered a substitute for financial information presented in accordance with GAAP, and may be different from non-GAAP measures used by other companies.

The company has provided below reconciliations between its non-GAAP financial measures to its most directly comparable GAAP financial measures.

AMBARELLA, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(in thousands, except share and per share data)

(unaudited)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
Revenue	$37,710	$27,958	$71,651	$53,879
Cost of revenue	14,419	8,626	26,667	16,142

Gross profit	23,291	19,332	44,984	37,737

Operating expenses:
Research and development	10,974	9,356	22,291	20,829
Selling, general and administrative	5,385	4,184	10,542	8,209

Total operating expenses	16,359	13,540	32,833	29,038
Income from operations	6,932	5,792	12,151	8,699
Other income (loss), net	(11)	4	(16)	2

Income before income taxes	6,921	5,796	12,135	8,701
Provision for income taxes	667	570	1,140	873

Net income	$6,254	$5,226	$10,995	$7,828

Net income per share attributable to ordinary shareholders:
Basic	$0.23	$0.20	$0.40	$0.28

Diluted	$0.21	$0.19	$0.37	$0.26

Weighted-average shares used to compute net income per share attributable to ordinary shareholders:
Basic	27,409,343	7,604,443	27,232,142	7,557,345

Diluted	29,848,676	9,114,927	29,456,374	9,068,762

The following table presents details of stock-based compensation expense included in each functional line item in the consolidated statements of operations above:

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(unaudited, in thousands)
Stock-based compensation:
Cost of revenue	$34	$15	$68	$29
Research and development	900	542	1,874	1,074
Selling, general and administrative	659	456	1,257	853

Total stock-based compensation	$1,593	$1,013	$3,199	$1,956

AMBARELLA, INC.

RECONCILIATION OF GAAP TO NON-GAAP DILUTED EARNINGS PER SHARE

(in thousands, except share and per share data)

	Three Months Ended July 31,		Six Months Ended July 31,
	2013	2012	2013	2012
	(unaudited)
GAAP net income	$6,254	$5,226	$10,995	$7,828
Two-class method - allocation to participating securities	(8)	(3,704)	(17)	(5,745)
Treasury stock method - additional allocation to ordinary shares	1	179	1	248

GAAP net income - diluted	$6,247	$1,701	$10,979	$2,331

Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	1,449	924	2,911	1,778
Two-class method - additional allocation to participating securities	(2)	(589)	(4)	(1,137)
Treasury stock method - additional allocation to ordinary shares	—	40	—	77

Non-GAAP net income - diluted	$7,694	$2,076	$13,886	$3,049

GAAP - diluted weighted average shares	29,848,676	9,114,927	29,456,374	9,068,762
Non-GAAP - diluted weighted average shares	29,848,676	9,114,927	29,456,374	9,068,762
GAAP - diluted net income per share	$0.21	$0.19	$0.37	$0.26
Non-GAAP adjustments:
Stock-based compensation expense, net of tax effect	0.05	0.10	0.10	0.20
Non-GAAP adjustment to two-class method diluted net income	—	(0.06)	—	(0.13)
Non-GAAP adjustment to treasury stock method diluted net income	—	—	—	0.01
Non-GAAP - diluted net income per share	$0.26	$0.23	$0.47	$0.34

The difference between GAAP and non-GAAP gross margin was 0.1% for each period. The difference was due to the effect of stock-based compensation, as disclosed in the table above, and the associated tax impact recorded for GAAP purposes.

AMBARELLA, INC.

CONDENSED CONSOLIDATED BALANCE SHEETS

(in thousands)

	July 31, 2013	January 31, 2013
	(unaudited)
ASSETS
Current assets:
Cash	$118,310	$100,494
Accounts receivable, net	21,881	20,153
Inventories	9,913	8,918
Restricted cash	3	3
Deferred tax assets, current	1,219	1,220
Prepaid expenses and other current assets	1,478	2,360

Total current assets	152,804	133,148
Property and equipment, net	3,219	2,536
Deferred tax assets, non-current	1,135	938
Other assets	1,995	1,981

Total assets	$159,153	$138,603

LIABILITIES AND SHAREHOLDERS’ EQUITY
Current liabilities:
Accounts payable	11,440	7,051
Accrued liabilities	12,177	14,042
Income taxes payable	381	286
Deferred revenue, current	4,891	3,451

Total current liabilities	28,889	24,830
Other long-term liabilities	1,461	1,441

Total liabilities	30,350	26,271

Preference shares	—	—
Shareholders’ equity:
Ordinary shares	12	12
Additional paid-in capital	97,387	91,911
Retained earnings	31,404	20,409

Total shareholders’ equity	128,803	112,332

Total liabilities and shareholders’ equity	$159,153	$138,603